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                                                                   EXHIBIT 99.2

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                                uBid, Inc.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  0

[                                                                              ]

1. Proposal to approve and adopt the Agreement and          For Against Abstain
   Plan of Merger and Reorganization, dated as of           [_]   [_]     [_]
   February 9, 2000, by and among CMGI, Inc.,
   Senlix Corporation, a wholly owned subsidiary of CMGI, and uBid, Inc., and the Merger.

   In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before the Special Meeting or any and all or adjournment(s) thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If shares are held by joint tenants or as community property, both should sign.

Signature(s)
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    Dated:                                                             , 2000
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Signature(s)
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    Dated:                                                             , 2000
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               PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.


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                          /\ FOLD AND DETACH HERE /\

                            YOUR VOTE IS IMPORTANT!

         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
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                                   uBid, Inc.
                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned stockholder of uBid, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy
Statement/Prospectus, each dated as of     , 2000, and hereby appoints Thomas
Werner and Gregory Jones, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of
Stockholders of uBid, Inc. to be held on      , 2000, at 10:00 a.m., local
time, at the [                              ], and at any and all
adjournment(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

  Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all adjournment(s) thereof (or if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF FEBRUARY 9, 2000, BY AND AMONG CMGI, INC., SENLIX CORPORATION, A WHOLLY OWNED SUBSIDIARY OF CMGI, AND UBID, INC., AND THE MERGER, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

             (Continued and to be Signed and Dated on Reverse Side)